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                                                                   EXHIBIT 10.18

                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "Agreement"), dated as of June 29, 2004, is made by VISKASE COMPANIES, INC., a Delaware corporation (the "Company"), and each of its Domestic Restricted Subsidiaries (such capitalized term and other capitalized terms used but not defined herein having the meanings respectively ascribed thereto in the Security Agreement (as defined below)) hereafter party hereto (such Subsidiaries, together with Company, each, a "Pledgor" and, collectively, the "Pledgors"), in favor of LASALLE BANK NATIONAL ASSOCIATION ("LaSalle"), as collateral agent (together with its successor(s) thereto in such capacity, "Pledgee") for the Trustee and Holders, in light of the following:

                                    RECITALS:

      A. The Company and LaSalle, as collateral agent and as trustee, have entered into an Indenture, dated as of June 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company has issued 90,000 Units (and, together with any additional units that may be issued from time to time thereunder or exchanged therefor or for such additional units, the "Units"), each of which consists of an 11-1/2% Senior Secured Note due 2011 in a principal amount of $1,000 (and, together with any additional notes that may be issued by the Company from time to time thereunder or exchanged therefor or for such additional notes, the "Notes") and a warrant to purchase 8.947 shares of common stock of the Company, at an exercise price of $0.01 per share, subject to adjustment.

      B. Each Domestic Restricted Subsidiary of the Company that is not an Immaterial Subsidiary is required under the Indenture to (a) become a party to the Indenture and deliver a Guarantee to guarantee the payment of the Notes and the other Obligations of the Company thereunder and the other Indenture Documents to which the Company is a party and (b) become a party hereto as a Pledgor and secure its Obligations under the Indenture, such Guarantee and the other Indenture Documents to which it is a party pursuant to the terms hereof.

      C. The Pledgors and the Pledgee have entered into that certain Security Agreement, dated as of June 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), pursuant to which the Pledgors have granted security interests in certain of their assets (including the Collateral) as more fully described therein.

      D. The Company and Wells Fargo Foothill, Inc. ("Foothill") have entered into that certain Loan and Security Agreement dated as of June 29, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement").

      E. The Pledgors and Foothill have entered into one or more pledge agreements, dated as of June 29, 2004 (such pledge agreement(s), together with any others entered into after the date hereof, the "Credit Agreement Pledge Agreement"), pursuant to which the Pledgors have granted a security interest in the Collateral in favor of the Administrative Agent.

      F. The Pledgee, the Administrative Agent and the Company have entered into that certain Intercreditor and Lien Subordination Agreement, dated as of June 29, 2004 (as amended,

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restated, supplemented, replaced or otherwise modified from time to time, the
"Intercreditor Agreement"), which agreement, among other things, sets forth, as between the Pledgee and the Administrative Agent, the relative priority of their respective Liens in the Collateral and their rights with respect thereto.

      G. The Company desires to secure its Obligations under the Notes, the Indenture and each other Indenture Document to which it becomes a party and each other Pledgor that becomes a party hereto desires to secure its Guarantee, the Indenture and each other Indenture Document to which it becomes a party by granting to the Pledgee, for the benefit of itself and the other Secured Parties, security interests in the Collateral as set forth herein.

      H. To induce the Initial Purchaser to purchase the Units and the underlying Notes, each Holder to hold the Units and the underlying Notes to be held by it and LaSalle to act in its capacities as trustee and collateral agent, each Pledgor desires to pledge, grant, transfer, and assign to the Pledgee, for the benefit of itself and the other Secured Parties, a security interest in the Collateral to secure the Obligations, as provided herein.

      NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, the Pledgee and each Pledgor agree as follows:

      1. SECURITY FOR OBLIGATIONS. This Agreement is for the benefit of the Pledgee and the other Secured Parties to secure the prompt and complete payment and performance when due of any and all of the Obligations.

      2. DEFINITION OF ISSUERS; DESIGNATED NUMBER; CAPITAL STOCK; PLEDGED INTERESTS; PLEDGED COLLATERAL. As used herein, (A) the term "Issuers" shall mean, with respect to each Pledgor, each of the Persons identified as an Issuer on Annex A attached hereto of such Pledgor (or any addendum or supplement thereto), and any successors thereto, whether by merger or otherwise; (B) the term "Designated Number" shall mean, with respect to any Issuer that is (1) a Domestic Subsidiary of a Pledgor, all of the Capital Stock of such Issuer held by such Pledgor and (2) a Foreign Subsidiary of a Pledgor, with respect to its Capital Stock that is (x) not Voting Stock, all of such Capital Stock of such Issuer held by such Pledgor and (y) Voting Stock, the largest whole number of shares or units, as the case may be, of Voting Stock of such Issuer held by such Pledgor representing not greater than sixty- five percent (65%) of all of the fully diluted issued and outstanding Voting Stock of such Issuer (whether or not owned by such Pledgor); (C) the term "Pledged Interest" means, with respect to each Issuer, the Designated Number of Capital Stock identified as Pledged Interests of such Issuer on Annex A attached hereto of the Pledgor that is a holder of the Capital Stock of such Issuer (or any addendum or supplement thereto); (D) the term "Pledged Collateral" means the "Pledged Interests" and the "Future Rights" as defined in and acquired pursuant to Section 3.2 below, collectively, and (E) "Excluded Capital Stock" means, with respect to any Issuer that is a

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Subsidiary of the Company, that portion of such Issuer's Capital Stock that would otherwise constitute Collateral to the extent the greater of the par value, book value as carried by the Pledgor that is the holder thereof or the market value of any such Capital Stock is equal to or greater than 20% of the aggregate principal amount of the Notes then outstanding. Notwithstanding anything to the contrary in the immediately preceding sentence, neither the Pledged Collateral nor the Future Interests relating to any Issuer shall include any Excluded Capital Stock. Annex A of any Pledgor may be supplemented from time to time pursuant to Section 3.2 below. Each Pledgor represents and warrants to the Pledgee for the benefit of the Pledgee and the other Secured Parties that on the date hereof (a) Annex A attached hereto of such Pledgor correctly identifies the Pledged Interests and the Pledged Collateral owned by such Pledgor with respect to Issuers; and (b) such Pledgor is the holder of record and sole beneficial and legal owner of such Pledged Interests and Pledged Collateral.

      3. PLEDGE OF PLEDGED COLLATERAL AND OTHER COLLATERAL.

      3.1 Pledge. (i) To secure the Obligations and for the purposes set forth in Section 1 hereof, each Pledgor hereby pledges and collaterally assigns, and grants a security interest in and lien on, in favor of Pledgee for the benefit of the Pledgee and the other Secured Parties, all of such Pledgor's right, title and interest in, to, and under (A) the Pledged Collateral, (B) any additional Pledged Collateral acquired pursuant to Section 3.2 below (whether by purchase, dividend, merger, consolidation, sale of assets, split, spin-off, or any other dividend or distribution of any kind or otherwise), (C) all distributions, dividends, cash, certificates, liquidation rights and interests, options, rights, warrants, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any and all of the Pledged Collateral (excluding any of the foregoing items in the preceding clause with respect to an Issuer to the extent and only to the extent that their inclusion would cause (i) the number of shares or units, as the case may be, of Capital Stock pledged under this Agreement to exceed, with respect to such Issuer, the Designated Number or (ii) such Pledged Collateral to constitute Excluded Capital Stock, in each case, after giving effect to such issuances), (D) such Pledgor's right to vote the Pledged Collateral, and (E) all proceeds, products, replacements and substitutions for any of the foregoing, in each case whether now owned or hereafter acquired by such Pledgor (collectively, the "Collateral"). Notwithstanding the foregoing, the term Collateral shall in no event include the Excluded Capital Stock of any Issuer.

      (ii) If the Pledged Collateral is evidenced by certificates, then such Pledgor shall concurrently herewith deposit with the Pledgee, for the benefit of itself, the other Secured Parties and the Administrative Agent, in accordance with the terms of the Intercreditor Agreement, the Pledged Collateral owned by such Pledgor on the date hereof and the certificates representing the Pledged Collateral endorsed in blank by such Pledgor or accompanied by undated stock powers or instruments of transfer, in each case, duly executed in blank by such Pledgor. If any Capital Stock does not constitute Pledged Collateral but instead constitutes Excluded Capital Stock that is evidenced by certificates, then such Pledgor shall concurrently herewith deposit with the Pledgee, (x) for the benefit of the Administrative Agent (and not any Secured Party), in accordance with the terms of the Intercreditor Agreement and (y) on behalf of such Pledgor, such

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Excluded Capital Stock owned by such Pledgor on the date hereof and the certificates representing such Excluded Capital Stock endorsed in blank by such Pledgor or accompanied by undated stock powers or instruments of transfer, in each case, duly executed in blank by such Pledgor. For the avoidance of doubt, if any certificate or instrument representing any Pledged Collateral also represents any Excluded Capital Stock, the Lien created hereunder shall only attach to the Capital Stock evidenced thereby to the extent such Capital Stock does not constitute Excluded Capital Stock.

      (iii) Whether or not the Pledged Collateral is evidenced by certificates, such Pledgor shall, and hereby authorizes the Pledgee to, file a Code Financing Statement naming such Pledgor as debtor and the Pledgee as secured party with respect to the Collateral in the applicable filing office and in such form and containing such substance as may be necessary to perfect the security interest of the Pledgee in the Pledged Collateral by the filing of a Code Financing Statement; provided, however, that no such authorization shall obligate the Pledgee to make any such filing. Notwithstanding anything to the contrary contained in this Agreement, the Pledgee shall not as a result of this Agreement be responsible or liable for any obligations or liabilities of such Pledgor in such Pledgor's capacity as a holder of any Capital Stock of any Issuer, and the Pledgee shall not be deemed to have assumed any of such obligations or liabilities.

      3.2 Subsequently Acquired Pledged Collateral. (i) If at any time or from time to time after the date hereof during the term of this Agreement, any Pledgor shall acquire any additional Pledged Interests, including any further stock, or equity in each Issuer (whether by purchase, dividend, merger, consolidation, sale of assets, split, spin-off, or any other dividend or distribution of any kind or otherwise) (collectively, the "Future Rights") (provided, however, that Future Rights under this clause shall exclude any Future Rights to the extent and only to the extent that (i) their inclusion would cause the number of shares or units, as the case may be, of Capital Stock pledged hereunder to exceed the Designated Number or (ii) such Future Rights would constitute Excluded Capital Stock, in each case, after giving effect to the issuance of such Future Rights and any related issuances).

      (ii) Such Pledgor will forthwith pledge and, if applicable, deposit such additional Pledged Collateral with the Pledgee, for the benefit of itself, the other Secured Parties and the Administrative Agent in accordance with the terms of the Intercreditor Agreement and deliver to the Pledgee, for the benefit of itself, the other Secured Parties and the Administrative Agent in accordance with the terms of the Intercreditor Agreement, certificates or instruments therefor, endorsed in blank by such Pledgor or accompanied by undated stock powers or instruments of transfer, in each case, duly executed in blank by such Pledgor, and will promptly thereafter deliver to the Pledgee, for the benefit of itself, the other Secured Parties and the Administrative Agent in accordance with the terms of the Intercreditor Agreement, a certificate (which shall be deemed to supplement Annex A attached hereto of such Pledgor) executed by such Pledgor describing such Pledged Collateral and the other Pledged Collateral pledged to the Pledgee, and certifying that the same have been duly pledged with the Pledgee hereunder. If any Capital Stock does not constitute any such additional Pledged Collateral but instead constitutes Excluded Capital Stock that is evidenced by certificates, then such Pledgor shall concurrently promptly thereafter deposit with the Pledgee, (x) for the benefit of the Administrative Agent (and not any

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Secured Party), in accordance with the terms of the Intercreditor Agreement and
(y) on behalf of such Pledgor, such Excluded Capital Stock owned by such Pledgor on the date hereof and the certificates representing such Excluded Capital Stock endorsed in blank by such Pledgor or accompanied by undated stock powers or instruments of transfer, in each case, duly executed in blank by such Pledgor. For the avoidance of doubt, if any certificate or instrument representing any such additional Pledged Collateral also represents any Excluded Capital Stock, the Lien created hereunder shall only attach to the Capital Stock evidenced thereby to the extent such Capital Stock does not constitute Excluded Capital Stock.

      (iii) Whether or not such additional Pledged Collateral is evidenced by certificates, such Pledgor shall, and hereby authorizes the Pledgee to, file a Code Financing Statement naming such Pledgor as debtor and the Pledgee as secured party with respect to the additional Collateral in the applicable filing office and in such form and containing such substance as may be necessary to perfect the security interest of the Pledgee in the additional Collateral by the filing of a Code Financing Statement; provided, however, that no such authorization shall obligate the Pledgee to make any such filing.

      3.3 Uncertificated Pledged Collateral. In addition to anything contained in Sections 3.1 and 3.2 hereof, if any Pledged Collateral (whether now owned or hereafter acquired) is not certificated or becomes an uncertificated security, the applicable Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required to perfect or improve the perfection of the security interest and pledge in favor of the Pledgee under applicable law (including, in any event, any action required or appropriate under this Agreement or the Code). Such Pledgor further agrees to take such actions as may be necessary to permit the Pledgee to exercise any of its rights and remedies hereunder.

      4. VOTING, ETC. Until the occurrence and continuance of an Event of Default, each Pledgor shall be entitled to vote any and all of the Pledged Collateral and the Excluded Capital Stock; provided, however, that no vote shall be cast or any action taken by such Pledgor with respect to any Pledged Collateral or Excluded Capital Stock which would violate or be materially inconsistent with any of the terms of this Agreement, the Indenture, any other Indenture Document, or which would have the effect of materially impairing the position or interests of the Pledgee or which would authorize or effect actions prohibited under the terms of the Indenture or any Indenture Document. All such rights of such Pledgor to vote any Pledged Collateral shall cease upon the occurrence and during the continuance of an Event of Default, if the Pledgee so directs and provides notice to such Pledgor to do so; provided, however, that upon the cure or waiver of such Event of Default, all rights of the Pledgee to vote any and all of the Pledged Collateral shall cease. Upon the giving of any such notice by the Pledgee, such Pledgor shall retain the right to exercise all voting and other consensual rights relating to all Excluded Capital Stock applicable to it so long as it exercises any such voting or other consensual right in a manner identical to the exercise by the Pledgee of any such voting or other consensual right of the Capital Stock (of the Issuer of such Excluded Capital Stock) constituting Pledged Collateral applicable to such Pledgor.

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      5. PAYMENTS AND OTHER DISTRIBUTIONS. Until the occurrence and continuance of an Event of Default and subject in all cases to the Intercreditor Agreement, all cash, dividends or distributions payable in respect of the Pledged Collateral (to the extent such payments shall be permitted pursuant to the terms and provisions of the Indenture) shall be paid to the applicable Pledgor; provided, however, upon the occurrence and during the continuance of an Event of Default, all cash, dividends or distributions payable in respect of the Pledged Collateral shall be paid to the Pledgee as security for the Obligations if the Pledgee so directs and provides notice to such Pledgor to that effect (it being understood and agreed that such Pledgor shall retain the right, whether an Event of Default is outstanding, to receive all cash, dividends or distributions payable in respect of the Excluded Capital Stock so long as the cash, dividends or distributions payable in respect of the Excluded Capital Stock are made on a pro rata basis with the Capital Stock (of the Issuer of such Excluded Capital Stock) that constitute Pledged Collateral applicable to such Pledgor); provided further, that upon the cure or waiver of such Event of Default, all cash dividends or distributions payable in respect of the Pledged Collateral shall be paid to such Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

            (a) all other or additional securities or investment property, or rights to subscribe for or purchase any of the foregoing, or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Collateral (excluding any of the foregoing items in the preceding clause with respect to an Issuer to the extent and only to the extent that their inclusion would cause (i) the number of shares or units, as the case may be, of such other or additional securities or investment property pledged hereunder to exceed the Designated Number or (ii) such other or additional securities or investment property to constitute Excluded Capital Stock, in each case, after giving effect to such issuances); and

            (b) all other or additional securities, investment property or property (including cash) paid or distributed in respect of the Pledged Collateral by way of split, spin-off, split-up, reclassification, combination of shares or similar rearrangement (excluding any of the foregoing items in the preceding clause with respect to an Issuer to the extent and only to the extent that their inclusion would cause (i) the number of shares or units, as the case may be, of Capital Stock pledged hereunder to exceed the Designated Number or (ii) such other or additional securities or investment property to constitute Excluded Capital Stock, in each case, after giving effect to such issuances).

      Subject to the Intercreditor Agreement, if at any time any Pledgor shall obtain or possess any of the foregoing Collateral described in this Section, such Pledgor shall be deemed to hold such Collateral in trust for the Pledgee for the benefit of the Pledgee and the other Secured Parties, and such Pledgor shall promptly surrender and deliver such Collateral to the Pledgee.

      6. REMEDIES IN CASE OF AN EVENT OF DEFAULT. (i) Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Indenture, any other Indenture Documents, and/or in equity or by law,

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and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Code) for the protection and enforcement of its rights in respect of the Pledged Collateral, and to the fullest extent permitted by applicable law, the Pledgee shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (a) to receive all amounts payable to such Pledgor in respect of the Pledged Collateral in accordance with Section 5 hereof;

            (b) to transfer all or any part of the Pledged Collateral into the Pledgee's name or the name of its nominee or nominees for the benefit of the Pledgee and the other Secured Parties;

            (c) to vote all or any part of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof in accordance with Section 4 hereof;

            (d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of time or place of sale or adjournment thereof or to redeem (all of which, except as may be required by mandatory provisions of applicable law, are hereby expressly and irrevocably waived by such Pledgor) for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its commercially reasonable judgment may determine. Such Pledgor agrees that to the extent that notice of sale shall be required by law that at least ten (10) calendar days' notice to such Pledgor of the time (which shall be during normal business hours) and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Such Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any of marshalling the Pledged Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any of the other Secured Parties shall be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall the Pledgee nor any of the other Secured Parties be under any obligation to take any action whatsoever with regard thereto;

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            (e) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Pledged Collateral;

            (f) in respect of the Pledged Collateral, to execute all such contracts, agreements, deeds, documents and instruments, to bring, defend and abandon all such actions, suits and proceedings, and to take all actions in relation to all or any part of the Pledged Collateral as the Pledgee in its reasonable discretion may determine;

            (g) to appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section and to dismiss the same, all as the Pledgee in its reasonable discretion may determine; and

            (h) generally, to take all such other action as the Pledgee in its reasonable discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section and which the Pledgee may or can do lawfully and to use the name of such Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

      (ii) During the continuance of any Event of Default, each Pledgor shall retain the right to exercise all voting and other consensual rights relating to all Excluded Capital Stock applicable to it so long as it exercises any such voting or other consensual right in a manner identical to the exercise by the Pledgee of any such voting or other consensual right of the Capital Stock (of the Issuer of such Excluded Capital Stock) constituting Pledged Collateral applicable to such Pledgor and (ii) receive and retain all cash, dividends and distributions that it would otherwise be entitled to exercise or receive and retain in respect of the Excluded Capital Stock applicable to it to the extent, and solely to the extent, that such cash, dividends and distributions are made on a pro rata basis with the Capital Stock (of the Issuer of such Excluded Capital Stock) that constitute Pledged Collateral applicable to such Pledgor.

      7. REMEDIES, ETC., CUMULATIVE. (a) Each right, power and remedy of the Pledgee (for the benefit of the Pledgee and the other Secured Parties) provided for in this Agreement, the Indenture, any Indenture Document or any other security agreement, mortgage, guaranty or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee (for the benefit of the Pledgee and the other Secured Parties) of any one or more of the rights, powers or remedies provided for in this Agreement, the Indenture, or any other Indenture Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.

      (b) Each Pledgor authorizes the Pledgee to sell all or any portion of the Excluded Capital Stock together with all of the Pledged Interests of the Issuer of such Excluded Capital Stock to the same extent as it is permitted to authorize the sale of the Pledged Interests hereunder

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without any liability thereto or any duty owed thereby other than as otherwise expressly required hereunder with respect to such Pledged Interests in the same sale and on the same terms and for the same consideration as provided in such sale of the Pledged Interests and at the same price per share or unit of Pledged Interest as the Excluded Capital Stock; provided that the Pledgee shall promptly upon receipt of such consideration turn over to such Pledgor (after deducting a pro rata portion of the costs and expenses incurred in connection with such sale) the proceeds of such sale relating to the Excluded Capital Stock so sold, together with a copy of any instruments or other documentation evidencing such share and an accounting of the costs and expenses applied thereto. Each Pledgor agrees that the foregoing provisions of this Section 9 shall apply to such Excluded Capital Stock as if such Excluded Capital Stock were Pledged Interests, subject to the immediately preceding sentence, the last sentence of Section 4 and Section 6(ii).

      8. APPLICATION OF PROCEEDS. Subject to any mandatory requirements of applicable law and the terms of the Indenture and the Intercreditor Agreement, all moneys collected by the Pledgee (for the benefit of the Pledgee and the other Secured Parties) upon sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be turned over to the Trustee for distribution in accordance with Section 6.10 of the Indenture.

      9. INDEMNITY. Without duplication of any amounts payable under any other similar indemnity provision set forth in the Indenture or any other Indenture Documents, each Pledgor shall, jointly and severally: (i) pay all out-of-pocket costs and expenses of the Pledgee incurred in connection with the administration of and in connection with the preservation of rights under, and enforcement of, and any renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Pledgee); (ii) pay and hold the Pledgee and the other Secured Parties harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Pledgee and the other Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Pledgee and each of the other Secured Parties, and each of their respective officers, directors, shareholders, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, obligations, suits, penalties, judgments, damages or expenses incurred by or asserted against any of them (whether or not any of them is designated a party thereto) arising out of or by reason of this Agreement or any transaction contemplated hereby (including, without limitation, any investigation, litigation or other proceeding related to this Agreement), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, such Pledgor shall not be responsible to the Pledgee or any other Secured Party for any costs, losses, damages, liabilities or expenses which result from the gross negligence or willful misconduct on the part of such Pledgee or any other Secured Party. Each Pledgor's obligations under this Section shall survive any termination of this Agreement.

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      10. FURTHER ASSURANCES. (a) Each Pledgor agrees that, at any time and from time to time, such Pledgor will join with the Pledgee in executing and, at such Pledgor's own expense, will file and refile under the Code such financing statements, continuation statements and other documents in such offices as may be necessary and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral, and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (provided, however, that no such authorization shall obligate the Pledgee to make any such filing), and agrees to do such further acts and things and to promptly execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as may be required to carry into effect the purpose of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

      (b) In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral and Excluded Capital Stock for certificates or instruments of smaller or larger denominations or for certificates or instruments separately evidencing Capital Stock constituting Pledged Collateral and Capital Stock constituting Excluded Capital Stock.

      11. REASONABLE CARE BY PLEDGEE. The Pledgee shall be deemed by each Pledgor to have exercised reasonable care in the custody and preservation of the Collateral and the Excluded Capital Stock in its possession if the Collateral and the Excluded Capital Stock is accorded treatment substantially equal to that which the Pledgee accords its own similar property.

      12. TRANSFER BY EACH PLEDGOR. Except as otherwise permitted under the Indenture, if at all, the Pledgor shall not Dispose of, grant any option with respect to, or pledge or otherwise encumber any of the Collateral, any Excluded Capital Stock or any interest therein.

      13. REPRESENTATIONS AND WARRANTIES OF EACH PLEDGOR. Each Pledgor hereby represents and warrants to the Pledgee for the benefit of the Pledgee and the other Secured Parties, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:

      13.1 Validity, Perfection and Priority. (a) The pledge and security interests in the Pledged Collateral granted to the Pledgee constitute valid and continuing security interests in the Pledged Collateral.

      (b) Subject to the Intercreditor Agreement, the security interests in the Collateral granted to the Pledgee for the benefit of itself, the other Secured Parties and the Administrative Agent hereunder and under the Credit Agreement Pledge Agreement constitute valid and perfected security interests therein superior and prior to the rights or claims of any other person or entity therein.

      13.2 No Liens; Other Financing Statements.

      (a) Such Pledgor is the sole legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral.

      (b) Except for any filing made by the Administrative Agent, no financing statement or other evidence of lien covering or purporting to cover any of the Pledged Collateral is on file in any public office.

      13.3 Pledged Collateral.

      (a) The Pledged Collateral described in Annex A attached hereto of such Pledgor is, and all other Pledged Collateral in which such Pledgor shall hereafter grant a lien or security interest pursuant to Section 2 hereof will be, duly authorized, validly issued, and fully paid, and, except for the pledge provided in Section 3.1 hereof in favor of Pledgee and in the Credit Agreement Pledge Agreement in favor of the Administrative Agent, none of such Pledged Collateral is or will be subject to any legal or contractual restriction. The Pledged Collateral is, as of the date hereof, and shall be at all times hereafter during the term of this Agreement, freely transferable without restriction or limitation (except as limited by the terms of this Agreement).

      (b) The Pledged Collateral described in Annex A hereto of such Pledgor constitutes all of the issued and outstanding securities and investment property legally and beneficially owned by such Pledgor on the date hereof in or relating to each of the Issuers.

      13.4 Power and Authority. Such Pledgor has the power and authority to pledge and collaterally assign all of the Pledged Collateral pursuant to this Agreement.

      13.5 Article 8 Securities. The Pledged Interests that are Capital Stock in general partnerships, limited partnerships or limited liability companies (i) are not dealt in or traded on securities exchanges or in securities markets,
(ii) do not have terms expressly providing that they are securities governed by
Article 8 of the Code, and (iii) are not investment company securities, and are not, therefore, "securities" governed by Article 8 of the Code.

      13.6 Litigation. There are no actions, suits or proceedings pending or, to such Pledgor's best knowledge, threatened against or involving such Pledgor before any court with respect to any of the transactions contemplated by this Agreement or the ability of such Pledgor to perform any of the obligations of such Pledgor hereunder.

      13.7 State of Organization. Such Pledgor's state of organization is specified on Annex A of such Pledgor.

      13.8 Continued Existence. Upon any transfer of the Pledged Collateral to any Person as permitted upon the occurrence and during the continuance of an Event of Default in accordance with Section 6 hereof, each of the Issuers shall continue in existence.

      13.9 Neither the pledge of the Pledged Collateral pursuant to this Agreement nor the extensions of credit represented by the Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      13.10 Each direct Subsidiary of such Pledgor is an Issuer of Pledged Interests that have been pledged hereunder.

      14. COVENANTS OF EACH PLEDGOR. Each Pledgor covenants and agrees with the Pledgee that on and after the date hereof and until all of the Obligations shall have been paid and performed in full (other than contingent indemnification obligations) or the Defeasance thereof shall have been consummated and this Agreement terminates in accordance with its terms:

      14.1 Collateral. (a) Such Pledgor will use its commercially reasonable efforts to defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all Persons whomsoever; (b) such Pledgor will have good and marketable title to and right to pledge any other property at any time hereafter constituting Collateral and will likewise use its commercially reasonable efforts to defend the right thereto and security interest therein of the Pledgee; and (c) such Pledgor will not, with respect to any Pledged Collateral, enter into any shareholder type agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments, other than any shareholder type agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments which would not (x) be inconsistent with the terms of this Agreement, (y) materially and adversely affect the Pledgee's interest in any of the Pledged Collateral or (z) have a Material Adverse Effect.

      14.2 Right of Inspection. To the extent permitted in Section 2.6 of the Security Agreement, the Pledgee and its representatives shall have access to all the books, correspondence and records of such Pledgor relating to the Collateral, if any, and the Pledgee and its representatives may examine the same, take extracts therefrom and make photocopies thereof.

      14.3 Compliance with Laws. Such Pledgor will comply with all requirements of law applicable to the Pledged Collateral or any part thereof, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

      14.4 Non-Pro Rata Dividends. To the extent it may lawfully do so, such Pledgor shall use its best efforts to prevent the Issuers from issuing Future Rights, cash, dividends and any other distributions unless made on a pro rata basis between Capital Stock of such Issuers constituting Pledged Interests and Excluded Capital Stock.

      14.5 No Impairment. Such Pledgor will not take or permit to be taken any action which could materially impair the Pledgee's rights in the Pledged Collateral. Such Pledgor will not create, incur or permit to exist, will use its commercially reasonable efforts to defend the Pledged Collateral against and will take such other action as is necessary to remove, any lien or claim on or to the Pledged Collateral, other than the liens created hereby and liens in favor of the Administrative Agent in accordance with the Intercreditor Agreement, and will use its commercially reasonable efforts to defend the right, title and interest of the Pledgee in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

      14.6 Performance by Pledgee of Such Pledgor's Obligations. If such Pledgor fails to perform or comply with any of the agreements contained herein, the Pledgee may, upon the occurrence and during the continuance of an Event of Default, without notice to or consent by such Pledgor, perform or comply or cause performance or compliance therewith; provided, however, the Pledgee shall not be under any obligation to taken any such action.

      14.7 Further Identification of Pledged Collateral. Such Pledgor will furnish to the Pledgee from time to time such reports in connection with the Pledged Collateral as the Pledgee may reasonably request from time to time.

      14.8 Continuous Perfection. No Pledgor will change its name, organizational identification number, state of organization or organizational identity unless such Pledgor shall within ten Business Days of any such change provide written notice to the Pledgee of such change and file any financing statements or amendments thereto necessary to continue the perfection of the Liens of the Pledgee on the Collateral.

      14.9 Stay or Extension Laws. Such Pledgor will not at any time claim, take, insist upon or invoke the benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Pledged Collateral prior to any sale or sales thereof to be made pursuant to the provisions hereof or pursuant to the decree, judgment, or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state to redeem the property so sold or any part thereof, and such Pledgor hereby expressly waives (to the extent not prohibited by applicable law), on behalf of such Pledgor and each and every person or entity claiming by, through and under such Pledgor, all benefit and advantage of any such law or laws, and covenants that such Pledgor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power, right or remedy herein or hereby granted and delegated to the Pledgee, but will authorize, allow and permit the execution of every such power, right or remedy as though no such law or laws had been made or enacted.

      14.10 The Issuers' Records. Such Pledgor shall cause each of the Issuers to make a notation on its respective records indicating the interest granted hereby in favor of the Pledgee.

      15. EACH PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect (except as otherwise provided herein under Section 19) without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of this Agreement, the Indenture or any other Indenture Document, or any of the other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Indenture, or any other Indenture Document, or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security or collateral to the Pledgee, for the benefit of the Pledgee and/or the other Secured Parties; or its assignees or any acceptance thereof or any release of any security by the Pledgee or its assignees; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any other Person, as applicable, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Pledgor.

      16. NOTICES, ETC. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner, and shall be addressed to the parties set forth in the Indenture.

      17. POWER OF ATTORNEY. Each Pledgor hereby absolutely and irrevocably constitutes and appoints the Pledgee for the benefit of the Pledgee and the other Secured Parties as such Pledgor's true and lawful agent and attorney-in-fact with full power of substitution, in the name of such Pledgor upon the occurrence and during the continuance of an Event of Default: (a) to execute and do all such assurances, acts and things which such Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as may be necessary for the purpose of maintaining preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Pledgee under this Agreement; and (c) generally, in the name of such Pledgor, exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Pledgee by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to deliver or otherwise perfect any deed, assurance, agreement, instrument or act as may be proper in or for the purpose of exercising any of such powers, authorities or discretions. Such Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Pledgee or any of the Pledgee's sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Pledgee pursuant to this Section, which power of attorney, being coupled with an interest and given for security, is irrevocable; provided, however, that such Pledgor neither ratifies nor confirms any acts of the Pledgee or any of the Pledgee's sub-agents or attorneys do in the exercise of this power of attorney if such acts constitute the negligence, bad faith or willful misconduct of such Person.

      18. MISCELLANEOUS. Each Pledgor agrees with the Pledgee that each of the obligations and liabilities of such Pledgor to the Pledgee under this Agreement may be enforced against such Pledgor without the necessity of joining any other Person as a party. This Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon the heirs and legal beneficiaries, and permitted successors and assigns, of such

Pledgor, as applicable, and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns; provided, however, that no party may assign this Agreement or any rights or duties hereunder other than pursuant to the terms of the Indenture. Unless otherwise defined herein, terms defined in the Code are used herein as therein defined. The headings and titles in this Agreement are for convenience of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. If any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. No Pledgor shall have any right of subrogation as to any of the Pledged Collateral until full and complete performance and payment of the Obligations (other than contingent indemnification obligations) or the Defeasance thereof. A signature hereto distributed by facsimile or electronic mail shall be deemed to be as legally binding as a signed original.

      19. TERMINATION; RECOVERY CLAIM. This Agreement shall terminate after the Obligations are paid in full (other than contingent indemnification obligations) or the Defeasance thereof. Upon the termination of this Agreement, or as otherwise provided in the Indenture, the Pledgee, at the request of any applicable Pledgor and at the cost and expense of such Pledgor, will promptly execute and deliver to such Pledgor the proper instruments acknowledging the termination of this Agreement and the security interest and lien on the Pledged Collateral created hereby and will duly assign, transfer and deliver to such Pledgor or to whomsoever shall be lawfully entitled to receive the same (without recourse and without any representation or warranty of any kind) such of the Pledged Collateral and Excluded Capital Stock as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Should a claim ("Recovery Claim") be made upon the Pledgee or any or all of the other Secured Parties at any time for recovery of any amount received by the Pledgee or any or all of the other Secured Parties in payment of the Obligations (whether received such Pledgor or otherwise) and should the Pledgee or any or all of the other Secured Parties repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Pledgee or any or all of the other Secured Parties or any of their respective property; or (b) any settlement or compromise of any such Recovery Claim effected by the Pledgee or any or all of the other Secured Parties with the claimant (including, without limitation, such Pledgor), this Agreement and the security interests granted to the Pledgee for the benefit of the Pledgee and the other Secured Parties hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Pledgee or any or all of the other Secured Parties, notwithstanding any prior termination of this Agreement, the return of this Agreement to such Pledgor, or the cancellation of any note or other instrument evidencing the Obligations.

      20. AMENDMENTS; MARSHALLING, ETC. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Pledgor and the Pledgee. Notwithstanding the foregoing, the parties hereto agree that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Issuer whose Capital Stock constitute Pledged Collateral, the term "Excluded Capital Stock" shall be deemed amended (without further action or consent by any Pledgor, the Pledgee, the Trustee or any Noteholder) to the extent, and only to the extent, necessary to avoid the requirement of filing with the SEC of such separate audited financial statements of such Issuer, and for the avoidance of doubt, Pledged Interests shall not include any Excluded Capital Stock as amended.

      (b) The Pledgee shall be under no obligation to marshal any assets or collateral in favor of such Pledgor or any other person or entity or against or in payment of any or all of the Obligations. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations or the Defeasance thereof. The Secured Parties (other than the Pledgee) are the intended third party beneficiaries of this Agreement.

      21. REVIEW OF AGREEMENT BY EACH PLEDGOR. Each Pledgor acknowledges that such Pledgor has thoroughly read and reviewed the terms and provisions of this Agreement, and that such terms and provisions are clearly understood by such Pledgor, and has been fully and unconditionally consented to by such Pledgor with the full benefit and advice of counsel chosen by such Pledgor, and that such Pledgor has freely and voluntarily signed this Agreement without duress.

      22. WAIVER OF CLAIMS. Except as otherwise provided in this Agreement or prohibited by law, EACH PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE PLEDGEE'S TAKING POSSESSION OR SALE OR THE PLEDGEE'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Pledgor hereby further waives (and releases any cause of action and claim against the Pledgee as a result of), to the fullest extent permitted by law: (a) all damages occasioned by such taking of possession, collection or sale except any damages which are the direct result of the Pledgee's gross negligence or willful misconduct; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Pledgee's rights hereunder; (c) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration, presentment, protest, advertisement or notice of any kind to or upon such Pledgor or any other person or entity; and (d) all rights of redemption, appraisement, valuation, diligence, stay, extension or moratorium now or hereafter in force under any applicable law in order to delay the enforcement of this Agreement.

      23. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Pledgor or the transfer by any Pledgor to the Pledgee of any property of such Pledgor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Pledgee is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Pledgee is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Pledgee related thereto, the liability of such Pledgor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      25. WAIVER OF TRIAL BY JURY. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      26. INTEGRATION. This Agreement, together with the other Indenture Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      27. Intercreditor Agreement.

      (a) The Liens granted hereunder in favor of the Pledgee for the benefit of itself and the other Secured Parties in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

      (b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                            PLEDGOR
                                            VISKASE COMPANIES, INC., a Delaware
                                              corporation

                                            By: /s/ Gordon S. Donovan
                                                Title: Vice President

                                            PLEDGEE:
                                            LASALLE BANK NATIONAL
                                              ASSOCIATION, as Collateral Agent

                                            By: /s/ Victoria Y. Douyon
                                                Title: First Vice President